Consent of Independent Certified Public Accountants

We have issued our report dated September 11, 2000 (except for Notes 4 and 7iii as to which the dates are December 21, 2000 and December 27, 2000, respectively), accompanying the financial statements and schedules of SonicSave.com Corp. contained in the Amendment No. 1 to Form SB-2 Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                          /s/ GRANT THORNTON LLP

Boston, Massachusetts
December 27, 2000